Exhibit 10.15

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. The excluded information has been bracketed.

Ping An Technology (Shenzhen) Co., Ltd.

Information Technology Service Agreement

Party A: OneConnect Smart Technology  Co.,Ltd. (Shenzhen)

Party B: Ping An Technology (Shenzhen) Co., Ltd.

Party C: Ping An Technology (Shenzhen) Co., Ltd. Shanghai Branch

Party D: Shenzhen Ping An Communication Technology Co., Ltd.

(In the main context of the Agreement, Party B, Party C and Party D are collectively referred to as the “Service Providers” and individually as itself, respectively)

NOW, THEREFORE, through friendly negotiations and on the basis of equality and mutual benefit, the Parties hereto have reached the following agreement with respect to matters relating to information products and technical services cooperation:

Article 1                            Types and Scope of Transaction

1.1                               The types and scope of transaction as agreed hereunder include the provision and sales of expert consultation, development services, infrastructure operation and maintenance, office support, information security, public platform, application products and other information products and technical services (hereinafter referred to as the “Product/Service”) by the Service Providers to Party A.

1.2                               As the consideration for the fee paid by Party A to the Service Providers, the Service Providers shall sell and provide Product/Service to Party A. Please refer to Annex I “List of Technology Services” hereof for the specific products/service items.

1.3                               The Product/Service account information shall be based on the information issued on the monthly bill.

Article 2                            Pricing Policy of Transaction and Basis

2.1                               The transaction as agreed under Article 1.1 between Party A and the Service Providers shall follow the principle of fair pricing.

2.2                               In case the transaction is comparable to the market price or charge standard of an independent third party, the transaction price may be determined by reference to such price or standard.

2.3                               In case the transaction is not comparable to the market price of an independent third party, the transaction price may be determined by reference to the price of unrelated transaction between a related party and a third party independent of such related party.

2.4                               In case the transaction is not comparable to the market price of an independent third party nor an independent unrelated transaction, the transaction price shall be determined by the “Transactional Net Margin Method”.

2.5                               The specific transaction pricing shall be calculated based on the price of a specific Product/Service.

Article 3                            Quotation and Penalty

3.1                               The quotation of Party A’s Product/Service is RMB[***] (tax included), and RMB[***] (tax excluded), and the total amount of taxes are RMB[***]. Among them, the contracted amount of Ping An Technology in 2020 is RMB[***] (tax included) and RMB[***] (tax excluded); the contracted amount of Communication Technology in 2020 is RMB[***] (tax included) and RMB[***] (tax excluded). The maximum fine of the Service Providers is RMB[***]. In case the amount of services determined according to the budget is adjusted during the actual use in [2020], the quotation of the Product/Service and the fine shall also be adjusted accordingly. The contract quotation and the annual maximum fine are detailed in the table below.

	Tax excluded (RMB)	Taxes (RMB)	Tax included (RMB)	Annual maximum fine (RMB)
Self-service fee	***	***	***	***
Fees of each module	***	***	***	***
Total	***	***	***	***

3.2                               Party A shall pay the above fees to the Service Providers for the Product/Service purchased in accordance with the Agreement and Annex II “Service Price” and Annex III “Service Charging Method”.

3.3                               The charging method agreed in the “Service Agreement” shall be adopted for determining the service charging method of the Service Providers based on the types of service.

3.4                               All amounts and fees specified or referred to hereunder shall include applicable taxes and be paid in RMB.

3.5                               The fine shall be defined on full account of two indicators, i.e. availability rate of key systems and number of major events. The fine amount shall be settled with Party A semi-annually and be refunded to Party A in the fee bill of the following month. Please refer to Annex IV “Penalty” hereto for the specific formula for calculating fines.

Article 4                            Value-Added Tax

4.1                               In case the information provided by the Service Providers meets the settlement terms of the contract, Party A shall perform its settlement obligations hereunder after receiving special VAT invoices from the Service Providers.

4.2                               The procurement contract price between Party A and the Service Providers shall include applicable taxes.

4.3                               The Service Providers shall issue legal special VAT invoices in strict compliance with applicable tax regulations and documents. If the special VAT invoice issued by the Service Providers does not meet applicable tax laws and regulations and relevant provisions of tax authorities, any financial losses of Party B arising therefrom shall be borne by the Service Providers.

4.4                               If the special VAT invoice issued by the Service Providers is lost, destroyed or stolen before delivered to Party A, resulting in unsuccessful delivery of such invoice to Party A, the Service Providers shall provide Party A with relevant information in accordance with the relevant tax laws and regulations to facilitate Party A’s tax deduction.

4.5                               If any credit invoice or re-invoicing for the business hereunder is required due to any sales discount or sales return or as specified by other national regulations, the Service Providers shall be obliged to issue such credit invoice or reissue such invoice, and the Service Providers shall be obliged to return the invoice issued by the Service Providers in accordance with national tax regulations or submit a valid certificate to relevant tax authorities evidencing that the Service Providers are required to issue a credit invoice.

If any Party violates any of the preceding provisions, the defaulting Party shall bear relevant default liabilities in accordance with relevant provisions in respect of default liabilities in the main context hereof.

Article 5                            Deposit

5.1                               In order to avoid the Service Provider’s losses from Party A’s termination of or failure to perform the contract without justified reasons, the Parties unanimously agree that Party A shall pay a deposit for 2020 of RMB[***] to the Service Provider. The time of payment is within 30 working days from the date of execution of the Agreement. Party C and Party D agree that the above-mentioned contract deposit shall be collected and refunded by Party B on behalf of them. Under the normal performance of the contract, the conditions for refund of the deposit shall be that each and every has performed their full obligations.

5.2                               In case of Party A’s delay in payment of the deposit to the Service Provider, [***]‰ of the total amount of deposit shall be paid for each overdue day. If the overdue period exceeds 30 working days, the Service Providers shall be entitled to terminate the Agreement.

5.3                               The Service Providers shall refund the above-mentioned deposit at its original amount within 30 working days from the date of receiving Party A’s notice in any of the following circumstances:

(1)                                 the Agreement expires and Party A has not breached the aforementioned contract within the term thereof;

(2)                                 the Agreement expires and Party A notifies Party B, C and D in writing that it will cease to use the Service in the following year;

(3)                                 Party A terminates the Agreement prior to its expiry on statutory or contractual causes;

(4)                                 the Service Providers terminate the contract prior to its expiry in the absence of statutory or contractual causes, in which case the Service Providers shall pay 20% of the deposit as penalty to Party A together with the refund of deposit at its original amount;

(5)                                 the Parties execute a new agreement upon the expiry of the Agreement, and the Service Providers have received the deposit thereunder.

5.4                               In any of the following circumstances, the Service Providers shall refund the balance of deposit after deducting 20% thereof as liquidated damages, within 30 working days from the date of receiving Party A’s notice:

(1)                                 Party A terminates the contract prior to its expiry in the absence of statutory or contractual causes;

(2)                                 If Party A fails to pay the service fees within 30 working days following the due date, the Service Providers may deduct the overdue amount from Party A’s deposit and notify Party A to make up the deposit within 5 working days from the date of receipt of such notice. If Party A refuses to make up the deposit, the Service Providers are entitled to terminate the Agreement.

5.5                               After Party A pays the deposit for the current year, the Service Providers shall refund the deposit for the preceding year to Party A within 30 working days.

Article 6                            Responsibilities of Party A

6.1                               Party A shall establish a special organisation or designate special personnel for the following main functions, including:

(1)                                 promoting, managing and submitting users’ original demand;

(2)                                 organizing user testing and training and promoting launch;

(3)                                 organizing users to participate in the verification after changes in production environment, such as release of a new version or changes in infrastructure settings;

(4)                                 timely feedbacking business activities to the system operation department of the Service Providers that may lead to changes in the peak access volume, periodicity of access peak and access location of relevant application systems.

6.2                               Party A shall accept and confirm the work results and bills delivered on time by the Service Providers hereunder, and pay service fees thereof to the Service Providers within the prescribed period.

6.3                               Should Party A’s business development lead to a sharp increase in the workload or a decline in service levels of the Service Provider, Party A shall notify the Service Providers to prepare human resources and technical information 30 working days in advance.

6.4                               Party A’s request shall be submitted to the Service Providers in a formal manner, including in writing. After receiving Party A’s request, the Service Providers shall conduct a comprehensive assessment of resources, costs, and performance capabilities. All Parties will jointly develop a specific work plan based on the conclusions of such assessment.

6.5                               For the Products/Services approved in writing by the Parties, the Service Providers may not provide such Products/Services to Party A as agreed without prior investment of resources and costs. Therefore, should Party A be intended to cancel or reduce the scale of a Product/Service, the Service Providers will endeavour to re-allocate such resources and assist Party A in transferring such Product/Service to other customers of Ping An Group with similar needs. Party A shall bear all costs incurred by the Service Providers for providing such Product/Service before its successful transfer.

Article 7                            Responsibilities of the Service Provider

7.1                               The Service Providers undertake to ensure that the safety, stability and continuity of the Products/Services provided to Party A shall not be lower than those required by the regulatory standards according to the requirements of Party A and relevant regulatory authorities, such as China Banking Insurance Regulatory Commission and China Securities Regulatory Commission in the course of providing Products/Services, and ensure the security, independence and confidentiality of customer information and data.

7.2                               The Service Providers shall regularly submit fee bills to Party A.

7.3                               The Service Providers shall regularly review indicators of all Product/Service at the request of Party A.

Article 8                            Representations and Warranties

8.1                               Party A represents and warrants as follows:

(1)                                 Party A has been duly incorporated under the law as an independent legal person with valid business license.

(2)                                 Party A has been engaged in business activities in accordance with the law and has not engaged in any activities beyond the scope of business prescribed by law.

(3)                                 Party A has obtained or completed all government approvals (if required) and internal authorization procedures for the execution of the Agreement. The signing person of the Agreement is a duly authorized representative of Party A, and the Agreement shall constitute binding obligations of Party A upon signing.

(4)                                 The execution of the Agreement or the performance of obligations hereunder by Party A does not breach any other agreements to which Party A is a party or its articles of association, nor shall violate any laws, regulations or rules.

8.2                               Each Service Provider represents and warrants as follows:

(1)                                 Each Service Provider has been duly incorporated under the law as an independent legal person with valid business license.

(2)                                 Each Service Provider has been engaged in business activities in accordance with the law and has not engaged in any activities beyond the scope of business prescribed by law.

(3)                                 Each Service Provider has obtained or completed all government approvals (if required) and internal authorization procedures for the execution of the Agreement. The signing person of the Agreement is a duly authorized representative of Party A, and the Agreement shall constitute binding obligations of Party A upon signing.

(4)                                 The execution of the Agreement or the performance of obligations hereunder by Party A does not breach any other agreements to which Party A is a party or its articles of association, nor shall violate any laws, regulations or rules.

Article 9                            Intellectual Property Rights

9.1                               The Parties confirm that all intellectual property rights of the Products/Services belong to and shall be vested in the Service Provider. Party A shall not be entitled to any rights in the Products/Services (or any part thereof) other than those under the terms of the Agreement.

9.2                               The Parties unanimously agree that the intellectual property rights of software, programs, hardware equipment and related documents that Party A has entrusted the Service Providers to develop shall be vested in the Service Providers. Upon performance of obligations hereunder, Party A shall be entitled to free use of such software, programs, hardware equipment and related documents within the scope of the Agreement.

9.3                               The business secrets generated in the course of cooperation among the Parties shall be vested in the owner thereof, and the receiving Party of such business secrets shall bear corresponding confidentiality responsibilities in accordance with Article 19 of the Agreement.

9.4                               “Software, programs, hardware equipment and related documents, etc.” referred to hereunder shall include (but not limited to) source code, object code, related documentation and consultation reports. “Intellectual property rights” referred to hereunder shall include (but not limited to) trademark rights, copyrights, patent application rights and patent rights, trade secrets, etc.

Article 10                     Accountabilities and Communication Mechanism of Risk Warning Information

10.1                        The Parties are aware that other Parties shall conduct accountability investigations against any violation cases according to regulatory requirements or their own systems, including but not limited to significant violation of laws (such as the Criminal Law of the People’s Republic of China), regulatory rules and regulations of their companies. The Parties shall comply with the following principles in dealing with any accountability cases involving any Party hereto that occurs or may occur during the performance of the Agreement:

(1)                                 Communication of risk warning information:

If any Party is aware, predicts or foresees that any case that occurred or is likely to occur may involve with other Parties or their employees, such Party, if appropriate hereunder, shall communicate and inform such information on risk warning events or accountability cases in formal emails or other written forms as soon as possible through meetings, compliance and internal control departments of the Parties.

(2)                                 Principles of accountability:

The Parties shall, based on the actual management line of such case, conduct accountability investigations and negotiations according to the principle of “Authority with Corresponding Responsibility”.

(3)                                 Communication of decisions on accountability cases:

The four Parties hereto shall cooperate with each other to communicate decisions on accountability cases, and the Service Providers shall assist Party A in providing accountability reports to relevant regulatory authorities. In order to ensure other Parties’ Right to Know, the four Parties hereto undertake to sort out materials on handling such cases and submit them to the meeting platform for communication.

Article 11                     Indemnities and Limitation of Liabilities

11.1                        Each Party shall indemnify and hold harmless other Parties against any claims, actions, procedures, losses, damages, costs and expenses (including court and attorney fees) arising from or in connection with the Agreement.

11.2                        Under no circumstances, the Service Providers shall be liable for any of the following losses or damages suffered by Party A or any person who submit claims via Party A, whether directly or indirectly, immediate or consequential, whether based on contract, tort (including negligence) or any other claims:

(1) profit loss;

(2) loss of expected revenue;

(3) loss of business opportunities; and

(4) loss of goodwill.

11.3                        In case the Service Providers shall compensate any other Parties under the Agreement and related agreements, the Parties shall calculate liabilities for breach of the contract as agreed. The Service Providers will define the compensation amount on full account of three indicators, i.e. availability rate of key systems, number of major events and PER completion rate. Such compensation amount shall be settled with Party A semi-annually and be refunded to Party A in the fee bill of the following month.

Article 12                     Effectiveness and Term

12.1                        The Agreement shall come into effect on the date of signature by the legal representatives or authorized representatives of the Parties and affixation of corporate seals hereto, and shall be valid from January 1, 2020 to December 31, 2020. In case that no objection is raised by any Party one month before the expiration of the Agreement, the Agreement shall be extended automatically for one year.

Article 13                     Modification and Termination

13.1                        Each party hereto shall be entitled to submit a written request for change of the Agreement to representatives of other Parties. Upon receipt of such request, the representatives of the Parties shall arrange negotiations on such change within 15 working days. Any change of the Agreement shall be subject to approval by the four Parties hereto. The new version or terms will be effective upon signature by the Parties, and the previous version or corresponding terms thereof shall be null and void.

13.2                        If any Party hereto commits a material breach of any obligations hereunder and fails to make corrections within 30 working days after receipt of other Parties’ notice specifying such default, the non-defaulting Parties shall be entitled to terminate the Agreement by giving written notice.

13.3                        Unless prohibited by applicable insolvency laws, if any Party has been designated a receiver or transferee of its assets in the interests of a creditor, or is bankrupt or insolvent, the other Party shall be entitled to terminate the Agreement by giving written notice.

13.4                        Upon termination of the Agreement, Party A shall pay fees and expenses incurred by the Service Providers prior to the termination date and arrange handover of relevant work. In case that Party A has prepaid relevant fees to the Service Providers which exceeds the actual cost incurred by the Service Provider, the Service Providers shall refund the difference thereof to Party A within 30 working days after confirmation with Party A.

Article 14                     No Assignment or Waiver

14.1                        No Party shall assign the Agreement or any rights or obligations hereunder without the prior written consent of other Parties.

14.2                        Any Party’s failure to exercise any rights hereunder shall not constitute or be deemed as a waiver or loss of such rights by that Party.

Article 15                     Force Majeure

15.1                        In case any Party fails to perform the contract due to force majeure events such as war, severe fire, flood, typhoon and earthquake, the term for performing the contract shall be extended, and the extension period shall be equivalent to the time loss caused by such event. A force majeure event refers to any events that are unforeseeable at the time of signing the contract and the occurrence and consequences of which are unavoidable and insurmountable. The affected Party shall notify other Parties immediately after the occurrence of a force majeure event, and submit evidencing documents issued by relevant authorities of the place where such event occurs to the other Party by express mail for review and confirmation within 15 working days after the occurrence of the accident. In such cases, the affected Party is still obligated to take all necessary actions to perform its obligations hereunder.

Article 16                     Governing Laws and Dispute Resolution

16.1                        The execution and performance of the Agreement shall be governed by the laws of the People’s Republic of China (excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan), and shall be construed in accordance with the aforementioned laws.

16.2                        Any disputes arising from or in connection with the Agreement shall be settled first through amicable negotiations. In case negotiations fail, the disputing Party shall submit the dispute to the Shenzhen Court of International Arbitration (SCIA) for arbitration. The arbitration award shall be final and binding upon the Parties. Unless otherwise specified by such arbitral award, the arbitration fee shall be borne by the unsuccessful Party.

16.3                        In the course of dispute resolution, except for those that must be negotiated or settled by arbitration, the Parties shall continue to perform the rest of the Agreement.

Article 17                     Notice

17.1                        Any notice between the Parties under or in connection with the Agreement shall be in writing and shall be delivered or sent:

(1) in person or by courier or prepaid post;

(2) by fax; or

(3) via email.

17.2                        The notice shall be deemed to have been delivered in the following circumstances:

(1) in case delivered in person, on the date of receipt of a signed confirmation;

(2) in case sent by prepaid post or other courier services, at the delivery time recorded by the postman or courier;

(3) in case sent by fax, at 8:00 a.m. of the working day following the transmission date; and

(4) in case sent by email, at the time when the email was sent.

Article 18                     Trade Secrets and Confidentiality

18.1                        The Parties shall keep strictly confidential of the trade secrets of the Parties hereto, their associated companies and any third parties who are subject to confidentiality obligations thereto. No Party shall use any trade secrets outside the purpose of the Contract or disclose any trade secrets directly or indirectly to any third party without the written approval of the other Party.

18.2                        For the purposes of the Agreement, in case of disclosure of any above-mentioned trade secrets to representatives of the Parties (including but not limited to their respective employees, directors, shareholders, consultants, cooperating entities and other representatives) on a need-to-know basis, the Parties shall procure their representatives to abide by this confidentiality clause and be liable for any breach thereof of any such representatives.

18.3                        The Parties agree that the confidentiality period of a trade secret shall be commencing from the date of knowledge until entry into the public domain.

18.4                        For the purpose of this Article, “trade secret” shall include (but not limited to) (a) any and all contracts, faxes or mails related to the project; (b) customer data, products, business plans, marketing information, investment information, financial status, drawings, know-how, computer programs, research and other materials; (c) any third party’s information that are subject to confidentiality obligation of the disclosing Party; and (d) any other confidential information determined by persons acting with due care.

18.5                        For the purpose of this Article, “associated company” means a company that controls, is controlled by, or is under the common control of the same entity.

Article 19                     Anti-Commercial Bribery

19.1                        The Parties understand and are willing to strictly abide by the anti-commercial bribery laws and regulations of the People’s Republic of China, and are also aware that any form of bribery and corruption will violate the law and be severely punished.

19.2                        No Party shall request, accept, offer, or provide any benefits other than those agreed hereunder to the other Party or its agent or other related personnel, including but not limited to any express or implied deduction, cash, shopping card, benefit in kind, securities, travel or other non-material benefits. Any benefits falling within industry or normal practices shall be expressly stated in the Agreement.

19.3                        The Parties shall strictly prohibit their agents from any commercial bribery. If any agent of any Party commits any actions stated in paragraph 2 of this Article, it shall be deemed as in violation of company regulations and shall be punished according to company regulations and national laws.

19.4                        The Parties are opposed that any Party or its agent commits any actions stated in paragraph 2 of this Article with any third parties other than Parties hereto for the purpose of this Contract. Any such actions are in violation of and will be punished by national laws.

19.5                        If any Party or its agent violates the provisions of paragraphs 2, 3, or 4 above and causes losses to the other Party, such losses shall be borne by the violating Party.

19.6                        For the purpose of this Article, “Other Related Personnel” refers to persons (other than agents of the Parties) who are directly or indirectly interested in the contract, including but not limited to relatives and friends of such agent.

Article 20                     Anti-False Publicity

20.1                        The Parties understand and are willing to strictly abide by the provisions of laws concerning intellectual property rights, contract law and advertising law, such as the Copyright Law, the Trademark Law, the Patent Law and the Anti-Unfair Competition Law of the People’s Republic of China. Each Party shall be entitled to make true and reasonable use and publicity within the agreed scope and in the agreed ways on the matters agreed hereunder, save for the confidential information agreed hereunder. In order to avoid risks relating to trademark infringement and improper publicity, the Parties agree that prior written approval from the other Party shall be obtained before the use of the other Party’s trademarks, brands, company names. Otherwise, no such use or publicity shall be allowed. The Parties hereby undertake that they will respond actively to the other Party’s request for reasonable use or publicity of cooperation matters. The Parties acknowledge that use of the other Party’s trademarks, brands and company names for commercial publicity, the fabrication of cooperation matters or the exaggeration of the scope, content, effect, scale or extent of the cooperation shall be deemed as breach of this Contract and may constitute unfair competition due to false publicity, and the non-defaulting Party or the infringed Party shall be entitled to take corresponding legal actions.

Article 21                     Miscellaneous

21.1                        If any term or provision hereof is deemed to be illegal, invalid or unenforceable as a result of newly enacted or newly amended laws, regulations or regulatory requirements, the validity or enforceability of other unrelated provisions shall not be affected. The Parties shall separately negotiate such terms that are illegal, invalid or unenforceable. In the course of such negotiation, the above relevant provisions shall be suspended.

21.2                        For any transaction matters between Party A and the Service Providers stipulated in Article 1.1 of the Agreement, the pricing of a specific Products/Services, service standards and the rights and obligations of the Parties shall be subject to a separate written agreement executed by the Parties.

21.3                        The Agreement shall be executed in six counterparts, each of which shall have the same legal effect and force. Party A shall hold three copies, and Party B, Party C and Party D shall hold one copy, respectively.

21.4                        The Agreement includes the following annexes, which have the same legal effect and force as the Agreement upon affixation of valid seal by both Parties during the validity of the Agreement.

(1) Annex I: “List of Technology Services”

(2) Annex II: “Service Price”

(3) Annex III: “Service Charging Method”

(4) Annex IV: “Penalty”

(5) Annex V: “Service Level Agreement — SLA”

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Party A: OneConnect Smart Technology  Co.,Ltd. (Shenzhen) (Seal) (Stamp of OneConnect Smart Technology  Co.,Ltd. (Shenzhen))

Legal or authorized representative:	/s/ Wangchun Ye

Date: June 10, 2020

Party B: Ping An Technology (Shenzhen) Co., Ltd. (Seal) (Stamp of Ping An Technology (Shenzhen) Co., Ltd.)

Legal or authorized representative:	/s/ Liming Chen

Date: June 10, 2020

Party C: Ping An Technology (Shenzhen) Co., Ltd. Shanghai Branch (Seal) (Stamp of Ping An Technology (Shenzhen) Co., Ltd. Shanghai Branch)

Legal or authorized representative:	/s/ Liming Chen

Date: June 10, 2020

Party D: Shenzhen Ping An Communication Technology Co., Ltd. (Seal) (Stamp of Shenzhen Ping An Communication Technology Co., Ltd.)

Legal or authorized representative:	/s/ Jing Pang

Date: June 10, 2020